EX-99.(16)(a)

POWER OF ATTORNEY
The undersigned officers and trustees of FRANKLIN STRATEGIC SERIES, a Delaware statutory trust (the “Registrant”), hereby appoint MARGUERITE C. BATEMAN, BRUCE G. LETO, KRISTIN H. IVES, J. STEPHEN FEINOUR, AMY C. FITZSIMMONS, NAVID J. TOFIGH and ALISON E. BAUR (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 relating to the proposed reorganization of Franklin Total Return Fund, a series of Franklin Investors Securities Trust, with and into Franklin Core Plus Bond Fund, a series of the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document. This Power of Attorney shall be construed, and the provisions hereof interpreted under and in accordance with and governed by the laws of the State of Delaware for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act.
The undersigned officers and trustees hereby execute this Power of Attorney as of the 10th day of July 2026.
/s/ Harris J. Ashton	/s/ J. Michael Luttig
Harris J. Ashton Trustee	J. Michael Luttig Trustee

/s/ Terrence J. Checki	/s/ Larry D. Thompson
Terrence J. Checki Trustee	Larry D. Thompson Trustee

/s/ Mary C. Choksi	/s/ Valerie M. Williams
Mary C. Choksi Trustee	Valerie M. Williams Trustee

/s/ Edith E. Holiday	/s/ Edward D. Perks
Edith E. Holiday Trustee	Edward D. Perks President and Chief Executive Officer – Investment Management

/s/ Gregory E. Johnson	/s/ Christopher Kings
Gregory E. Johnson Trustee	Christopher Kings Chief Executive Officer – Finance and Administration

/s/ Rupert H. Johnson, Jr.	/s/ Jeffrey W. White
Rupert H. Johnson, Jr. Trustee	Jeffrey W. White Treasurer, Chief Financial Officer and Chief Accounting Officer